  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1999.
                                                REGISTRATION NO. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                ISS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                          58-2362189
   (State or other jurisdiction of incorporation or        (I.R.S. Employer Identification Number)
                    organization)

                          6600 PEACHTREE-DUNWOODY ROAD
                           300 EMBASSY ROW, SUITE 500
                             ATLANTA, GEORGIA 30328
                                 (678) 443-6000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                THOMAS E. NOONAN
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ISS GROUP, INC.
                          6600 PEACHTREE-DUNWOODY ROAD
                           300 EMBASSY ROW, SUITE 500
                             ATLANTA, GEORGIA 30328
                           TELEPHONE: (678) 443-6000
                           FACSIMILE: (678) 443-6477
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            CARMELO M. GORDIAN, P.C.
                             NATHAN T. DOOLEY, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                        301 CONGRESS AVENUE, SUITE 1200
                              AUSTIN, TEXAS 78701
                           TELEPHONE: (512) 477-5495
                           FACSIMILE: (512) 477-5813

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and from time to time thereafter.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         -----------------------------
                        CALCULATION OF REGISTRATION FEE

    ------------------------------------------------------------------------------------------------------------------------------
         TITLE OF SHARES TO BE      AMOUNT TO BE REGISTERED     PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
              REGISTERED                                      AGGREGATE PRICE PER       AGGREGATE OFFERING       REGISTRATION FEE
                                                                    UNIT(1)                  PRICE(1)
    ------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $0.001 par value      723,987 shares                $28.41                $20,568,470.67            $5,718.04
    ------------------------------------------------------------------------------------------------------------------------------

    (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).
                         -----------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
===============================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.




               SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 1999




                                 723,987 Shares


                                ISS GROUP, INC.


                                  Common Stock


     This prospectus relates to the public offering, which is not being underwritten, of 723,987 shares of our common stock which is held by some of our current stockholders.

     The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is quoted on the Nasdaq National Market under the symbol "ISSX." On September 17, 1999, the last reported sale price for the common stock was $28 3/8.

     See "Risk Factors" on page 3.




                                ----------------





     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                                ----------------





             The date of this prospectus is            , 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at http://www.iss.net or at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     - Annual Report on Form 10-K for the year ended December 31, 1998, filed with the SEC on February 17, 1999, including certain information in ISS Group's Definitive Proxy Statement in connection with its 1999 Annual Meeting of Stockholders;

     - ISS Group's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, filed with the SEC on May 13, 1999 and August 13, 1999, respectively;

     - ISS Group's Current Report on Form 8-K filed with the SEC on September 15, 1999; and

     - The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 13, 1998, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Richard Macchia
         Chief Financial Officer
         ISS Group, Inc.
         6600 Peachtree-Dunwoody Road
         300 Embassy Row, Suite 500
         Atlanta, GA 30328
         678-443-6000

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.


                                  THE COMPANY

     ISS's principal executive offices are located at 6600 Peachtree-Dunwoody Road, 300 Embassy Row, Suite 500, Atlanta, Georgia 30328. ISS's telephone number is (678) 443-6000.

                                  RISK FACTORS

    You should carefully consider the risks described below before you decide to buy our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also adversely impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

    This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                          WE ARE A YOUNG COMPANY THAT
                              HAS INCURRED LOSSES

    We began operations in April 1994 and have only achieved profitability over the past two-quarter periods ended June 30, 1999. We cannot be certain that we can sustain such profitability in any future period. You should be aware that we have only a limited operating history upon which to evaluate our business and prospects. We operate in a new and rapidly evolving market and must, among other things:

    -   respond to competitive developments;

    -   continue to upgrade and expand our product and services offerings; and

    -   continue to attract, retain and motivate our employees.


We cannot be certain that we will successfully address these risks.

                          OUR FUTURE OPERATING RESULTS
                          WILL FLUCTUATE SIGNIFICANTLY

    As a result of our limited operating history, we cannot predict our future revenues and operating results. However, we do expect our future revenues and operating results to fluctuate due to a combination of factors, including:

    - the growth of private Internet-based networks (often referred to as intranets);

    - the extent to which the public perceives that unauthorized access to and use of online information is a threat to network security;

    - the volume and timing of orders, including seasonal trends in customer purchasing;

    - our ability to develop new and enhanced products and expand our professional services;

    - the growth in the acceptance of, and activity on, the Internet and the World Wide Web, particularly by corporate, institutional and government users;

    - customer budgets which may limit their ability to purchase our products;

    - foreign currency exchange rates that affect our international operations;

    -   the mix of distribution channels through which we sell our products;

    -   product and price competition in our markets; and

    - general economic conditions, both domestically and in our foreign markets.

    We increasingly focus our efforts on sales of enterprise-wide security solutions, which consist of our entire product suite and related professional services, rather than on the sale of component products. As a result, we expect that each sale may require additional time and effort from our sales staff. In addition, the revenues associated with particular sales vary significantly depending on the number of products licensed by a customer, the number of devices used by the customer and the customer's relative need for our professional services. Large individual sales, or even small delays in customer orders, can cause significant variation in our license revenues and results of operations for a particular period. The timing of large orders is usually difficult to predict and, like many software companies, our customers typically license most of our products in the last month of a quarter.

    Our future operating expenses are expected to increase in future periods as we intend to:

    -   expand our domestic and international sales and marketing operations;

    - increase our investments in product development and our proprietary threat and vulnerability database;

    -   expand our professional services capabilities;

    - seek acquisition candidates that will enhance our products and market share; and

    -   improve our internal operating and financial systems.

    We cannot predict our operating expenses based on our past results. Instead, we establish our spending levels based in large part on our expected future revenues. As a result, if our actual revenues in any future period fall below our expectations, our operating results likely will be adversely affected because very few of our expenses vary with our revenues. Because of the factors listed above, we believe that our quarterly and annual revenues, expenses and operating results likely will vary significantly in the future.

                   WE FACE INTENSE COMPETITION IN OUR MARKET

    The market for network security monitoring, detection and response solutions is intensely competitive, and we expect competition to increase in the future. We cannot guarantee that we will compete successfully against our current or potential competitors, especially those with significantly greater financial resources or brand name recognition. Our chief competitors generally fall within one of four categories:

    - internal information technology departments of our customers and the consulting firms that assist them in formulating security systems;

    - relatively smaller software companies offering relatively limited applications for network and Internet security;

    - large companies, including Axent Technologies and Network Associates, that sell competitive products and offerings, as well as other large software companies that have the technical capability and resources to develop competitive products; and

    - software or hardware companies that could integrate features that are similar to our products into their own products.

    Mergers or consolidations among these competitors, or acquisitions of small competitors by larger companies, would make such combined entities more formidable competitors to us. Large companies may have advantages over us because of their longer operating histories, greater name recognition, larger customer bases or greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the promotion and sale of their products than we can. In addition, these companies have reduced, and could continue to reduce, the price of their security monitoring, detection and response products, which increases pricing pressures within our market. In addition, large companies with broad product offerings, such as Network Associates, have bundled their security products with their other products, and we expect them to continue to do so in the future. These companies may develop security monitoring, detection and response products that are better than our current or future products and this may render our products obsolete.

    Several companies currently sell software products (such as encryption, firewall, operating system security and virus detection software) that our customers and potential customers have broadly adopted. Some of these companies sell products which perform the same functions as some of our products. In addition, vendors of operating system software or networking hardware may enhance their products to include the same kinds of functions that our products currently provide. The widespread inclusion of comparable features to our software in operating system software or networking hardware could render our products obsolete, particularly if such features are of a high quality. Even if security functions integrated into operating system software or networking hardware are more limited than those of our software, a significant number of customers may accept more limited functionality to avoid purchasing additional software.

    For the above reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in price reductions, reduced gross margins and loss of market share.

        WE FACE RAPID TECHNOLOGICAL CHANGE IN OUR INDUSTRY AND FREQUENT
                                INTRODUCTIONS OF
                                  NEW PRODUCTS

    Rapid changes in technology pose significant risks to us. We do not control nor can we influence the forces behind these changes, which include:

    - the extent to which businesses and others seek to establish more secure networks;

    - the extent to which hackers and others seek to compromise secure systems;

    -   evolving computer hardware and software standards;

    -   changing customer requirements; and

    -   frequent introductions of new products and product enhancements.

    To remain successful, we must continue to change, adapt and improve our products in response to these and other changes in technology. Our future success hinges on our ability to both continue to enhance our current line of products and professional services and to introduce new products that address and respond to innovations in computer hacking, computer technology and customer requirements. We cannot be sure that we will successfully develop and market new products that do this. Any failure by us to timely develop and introduce new products, to enhance our current products or to expand our professional services capabilities in response to these changes could adversely affect our business, operating results and financial condition.

    Our products involve very complex technology, and as a consequence, major new products and product enhancements require a long time to develop and test before going to market. Because this amount of time is difficult to estimate, we have had to delay the scheduled introduction of new and enhanced products in the past and may have to delay the introduction of new products and product enhancements in the future.

    The techniques computer hackers use to gain unauthorized access to or to sabotage networks and intranets are constantly evolving and increasingly sophisticated. Furthermore, because new hacking techniques are usually not recognized until used against one or more targets, we are unable to anticipate most new hacking techniques. To the extent that new hacking techniques harm our customers' computer systems or businesses, affected customers may believe that our products are ineffective, which may cause them or prospective customers to reduce or avoid purchases of our products.

                           WE MUST EFFECTIVELY MANAGE
                                OUR RAPID GROWTH

    Our business has grown rapidly in the last three years, with total revenues increasing from $4.5 million in 1996 to $32.9 million in the first six months of 1999. During this period, our workforce has also rapidly expanded, increasing from seven employees in January 1996 to 433 at June 30, 1999. This growth has strained, and if continued, will further strain our management resources and systems. We intend to continue to expand both our business and workforce for the foreseeable future to pursue existing and potential market opportunities. However, if the market for our solutions fails to grow or grows more slowly than we currently anticipate, our business, operating results and financial condition would be materially and adversely affected.

    In addition, our ability to manage future growth will require us to continually improve our financial and management controls, reporting systems and procedures, to implement new systems as necessary and to expand, train and manage our employees. We cannot assure investors in our common stock that we will be able to manage successfully any future expansion. Our inability to do so would materially and adversely affect our business, operating results and financial condition.

                  RISKS ASSOCIATED WITH OUR GLOBAL OPERATIONS

    The expansion of our international operations includes the maintenance of sales offices in dispersed locations throughout the world, including throughout Europe and the Asia/Pacific and Latin America regions. Our international presence and expansion exposes us to risks not present in our U.S. operations, such as:

    - the difficulty in managing an organization spread over various countries located across the world;

    - unexpected changes in regulatory requirements in countries where we do business;

    -   excess taxation due to overlapping tax structures;

    - fluctuations in foreign currency exchange rates, which may be aggravated in European markets by the recent introduction of the Euro currency;

    -   import and export licensing requirements;

    -   trade restrictions;

    -   changes in tariff and freight rates; and

    - depressed regional and economic conditions, such as those currently affecting many regions in Asian markets.

    Despite these risks, we believe that we must continue to expand our operations in international markets to support our growth. To this end, we intend to establish additional foreign sales operations, expand our existing offices, hire additional personnel, expand our international sales channels and customize our products for local markets. If we fail to execute this strategy, our international sales growth will be limited, which, in turn, could materially and adversely affect our business, operating results and financial condition.

    To date, we have primarily denominated our revenues from international operations in United States dollars; however, we will increasingly denominate sales in local foreign currencies in the future. An increase in the value of the United States dollar relative to foreign currencies would make our products more expensive and, therefore, potentially less competitive in foreign markets. In addition, even if we successfully expand our international operations, we may not be able to maintain or increase international market demand for our products.

                                   WE RELY ON
                         INDIRECT DISTRIBUTION CHANNELS

    Although our direct sales have accounted for a majority of our revenues in 1998, we expect to continue to license a significant percentage of our products to end users through indirect distribution channels in the future. Our indirect distribution channel partners include:

    - original equipment manufacturers that bundle our products with products that they sell to their customers;

    - managed service providers, such as telecommunications companies and Internet service providers, that host networking and Internet operations for business customers; and

    - consultants and systems integrators that incorporate our products into customized solutions that they have implemented for their customers.

    Our future performance will also depend, in part, on our ability to attract new channel partners to market and support our products effectively, especially in new markets. While no one channel partner accounted for more than 10% of our consolidated revenues in 1998, we cannot assure you that revenue from channel partners that accounted for significant revenues in past periods will continue or, if continued, will reach or exceed past levels. In addition, we often depend upon our channel partners to install and support our products for end users. If our channel partners fail to provide adequate installation and support, end users of our products could cease using, or improperly implement and operate, our products. Such a failure could substantially increase our customer support costs and materially and adversely affect our business, operating results and financial condition.

                  POTENTIAL FUTURE ACQUISITIONS OR INVESTMENTS

    As part of our growth strategy, we have acquired, and may continue to acquire or make investments in, companies with products, technologies or professional services capabilities complementary to our solutions. In acquiring companies in the future, we could encounter difficulties in assimilating their personnel and operations into our company. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. These difficulties could also include accounting requirements, such as amortization of goodwill or in-process research and development expense. We cannot be certain that we will successfully overcome these risks with respect to any future acquisitions or that we will not encounter other problems in connection with our prior or any future acquisitions. In addition, any future acquisitions may require us to incur debt or issue equity securities. The issuance of equity securities could dilute the investment of our existing stockholders.

                         WE DEPEND ON OUR KEY PERSONNEL

    Our future success also depends on our continuing ability to attract and retain highly qualified engineers, managers and sales and professional services personnel. The competition for employees at all levels of the software industry, especially those with experience in the relatively new discipline of security software, is increasingly intense. If we do not succeed in attracting new employees or retaining and motivating our current employees, our business could suffer significantly.

   WE DEPEND ON OUR INTELLECTUAL PROPERTY RIGHTS AND USE LICENSED TECHNOLOGY

    We rely primarily on copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. We also believe that the technological and creative skills of our personnel, new product developments, frequent product enhancements, our name recognition, our professional services capabilities and delivery of reliable product maintenance are essential to establishing and maintaining our technology leadership position. We cannot assure you that our competitors will not independently develop technologies that are similar to ours.

    We seek to protect our software, documentation and other written materials under the trade secret and copyright laws, which afford only limited protection. We have also submitted two United States patent applications. Patents may not issue from these applications or, if issued, may not provide any meaningful competitive advantages to us.

    Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult. While we cannot determine the extent to which piracy of our software products occurs, we expect software piracy to be a persistent problem. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States and many foreign countries do not enforce these laws as diligently as U.S. government agencies and private parties.

    We are not aware that any of our products infringes the proprietary rights of others, but it is conceivable that our current or future products may infringe the proprietary rights of others. In fact, in July 1998 Network Associates, one of our competitors, filed a lawsuit against us alleging that our Real Secure product violated a patent claim for intrusion detection technology held by Network Associates. The parties resolved this lawsuit in July 1999 without any material affect on our business, operating results or financial condition.

    We expect the number of intellectual property infringement lawsuits against software companies to increase. Any such claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements.

                      WE LACK CERTAIN TRADEMARK PROTECTION

    We currently cannot obtain trademark protection on the name "Internet Security Systems" due to its general use in a variety of security-related applications. We have in the past asserted and intend to continue to assert our rights to the name "Internet Security Systems". In addition, we have in the past taken and will continue to take action against any use of that name in a manner that may create confusion for our products in our current or future markets. However, we may not be successful in these efforts, which could have a material adverse effect upon our business, operating results and financial condition.

        WE FACE POTENTIAL PRODUCT LIABILITY EXPOSURE AND PRODUCT DEFECTS

    Many organizations use our products for critical functions of monitoring and enhancing network security. As a result, we risk product liability and related claims for our products if they do not adequately perform this function. In our licensing agreements, we typically seek to limit our liability for special, consequential or incidental damages, but these provisions may not in all cases be enforceable under applicable laws. In addition, we currently have $2.0 million of product liability insurance coverage that, subject to customary exclusions, covers claims resulting from failure of our products or services to perform their intended function or to serve their intended purpose. A product liability claim, to the extent not covered by our insurance, could materially and adversely affect our business, operating results and financial condition.

    Complex software products such as ours may contain undetected "bugs" that, despite our testing, are discovered only after installation and use by our customers. The occurrence of these bugs could result in adverse publicity, loss of or delay in market acceptance or claims by customers against us, any of which could have a material adverse effect upon our business, operating results and financial condition. Customers who deploy or use our products improperly or incompletely may experience temporary disruptions to their computer networking systems, which could damage our relationship with them and our reputation. Our current products may not be error-free and it is extremely doubtful that our future products will be error-free. Furthermore, computers are manufactured in a variety of different configurations with different operating systems, such as Windows, Unix, Macintosh and OS/2, and embedded software. As a result, it is very difficult to comprehensively test our software products for programming or compatibility errors. Errors in the performance of our products, whether due to our design or their compatibility with products of other companies, could hinder the acceptance of our products.

                          GOVERNMENTS MAY REGULATE OUR
                               TECHNOLOGY EXPORTS

    Governments, including the United States government, from time to time have imposed controls, export license requirements and restrictions on the export of certain technology, especially encryption technology. Certain of our products incorporate advanced encryption technology and, as a consequence, we have been required to modify the relative sophistication of the encryption technology used in these products in order to license them to customers in certain foreign markets. Our inability to export our domestic version of these products to such customers may reduce our competitiveness in such markets, which may adversely affect our sales. Moreover, any further expansion of export regulations would further restrict our ability to export our products.

                                YEAR 2000 RISKS

    Many currently installed computer systems and software products accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and software used by many companies and governmental agencies may need to be upgraded to comply with such "Year 2000" requirements. Noncompliant computer systems or software may cause system failure or result in miscalculations that will cause disruptions of normal business activities. Although we have designed all of the products that we currently offer to be Year 2000 compliant, we cannot assure you that our products contain all necessary date code changes, or that, in the year 2000, our products will be compatible with third-party software that may be integrated or used in conjunction with our products.

                          LIMITED PRIOR MARKET FOR OUR
                      COMMON STOCK AND POSSIBLE VOLATILITY
                               OF OUR STOCK PRICE

    Our common stock has only been publicly traded since our initial public offering on March 24, 1998. We cannot guarantee to purchasers of our shares that the market price of our common stock will be maintained or that the volume of trading in our shares will increase.

    The risks detailed in this prospectus may significantly adversely affect the market price of our common stock after the offering. In particular, the stock prices for many high technology companies, especially those that base their businesses on the Internet, recently have experienced wide fluctuations and extreme volatility which have often been unrelated to the operating performance of such companies. Such fluctuations have adversely affected and may in the future adversely affect the market price of our common stock.

    Furthermore, following periods of volatility in the market price of a company's securities, securities class action claims frequently are brought against the subject company. To the extent that the market price of our shares falls dramatically in any period of time, stockholders likely will bring claims, with or without merit, against us. Such litigation would be very expensive to defend and would divert management attention and resources regardless of outcome.

                            ANTI-TAKEOVER PROVISIONS

    Our certificate of incorporation and bylaws contain the following provisions that may deter a takeover, including one on terms that many of our stockholders might consider favorable:

    - authority of our board of directors to issue common stock and preferred stock and to determine the price, rights (including voting rights), preferences, privileges and restrictions of each series of preferred stock, without any vote or action by our stockholders;

    - the existence of large amounts of authorized but unissued common stock and preferred stock;

    -   staggered, three-year terms for our board of directors;

    - supermajority voting requirements to effect certain amendments to our certificate of incorporation and bylaws;

    -   limitations on who may call special meetings of stockholders;

    -   prohibition of stockholder action by written consent; and

    - advance notice requirements for board of directors nominations and for stockholder proposals.

    The rights and preferences of any series of preferred stock could include a preference over the common stock on the distribution of our assets upon a liquidation or sale of our company, preferential dividends, redemption rights, the right to elect one or more directors and other voting rights. The rights of the holders of any series of preferred stock that may be issued in the future may adversely affect the rights of the holders of the common stock. We have no current plans to issue preferred stock. In addition, certain provisions of Delaware law and our stock option plan may also discourage, delay or prevent a change in control of our company or unsolicited acquisition proposals.

                      SHARES ELIGIBLE FOR FUTURE SALE AND
                              REGISTRATION RIGHTS

    If our stockholders sell substantial additional amounts of common stock (including shares issued upon the exercise of outstanding stock options) in the public market following this offering, the market price of our common stock could fall. Such sales also could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

    Certain stockholders may have the right, subject to certain conditions, to include their shares in certain registration statements relating to our securities. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the price of our common stock to fall. In addition, any demand by holders of registration rights to include shares of common stock held by them in a registration initiated by us could adversely affect our ability to raise needed capital.

                                USE OF PROCEEDS

    We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders.


                              SELLING STOCKHOLDERS

    The following table sets forth the number of shares owned by each of the Selling Stockholders. None of the Selling Stockholders has had a material relationship with ISS Group within the past three years other than as a result of the ownership of the shares or other securities of ISS Group. The shares offered by this prospectus may be offered from time to time by the Selling Stockholders named below.

    The individuals listed below acquired the shares being offered hereby in connection with three transactions we entered into in August and September 1999. Messrs. Sims, Sappington, Idema and Pawlus acquired the shares listed below in connection with our August 1999 acquisition of Netrex, Inc. in a stock-for-stock merger. After consummation of that merger, Messrs. Sims and Sappington became our employees. Messrs. Hammond and Gingher and Ms. Gravelli acquired the shares listed below in connection with our September 1999 acquisition of NJH Security Consulting, Inc. in a stock-for-stock merger, and Mr. Hammond acquired an additional 1,852 shares of our common stock through our September 1999 acquisition of Intelligent Shopping, Inc. Messrs. Hammond and Gingher and Ms. Gravelli became our employees following these September 1999 transactions.

                                                                                                    PERCENTAGE
                                                                                                    OWNERSHIP(2)
                                               NUMBER OF SHARES          NUMBER OF SHARES       BEFORE         AFTER
NAME OF SELLING STOCKHOLDER                 BENEFICIALLY OWNED(1)         OFFERED HEREBY       OFFERING     OFFERING(3)
---------------------------                 ---------------------         --------------       --------     -----------
Andrew Gingher                                        208                        59                *             *
Amy Gravelli                                          139                        39                *             *
Nicolas Hammond                                   141,132                    39,517                *             *
Matthew Idema                                         594                       167                *             *
Brian Pawlus                                        2,676                       750                *             *
Michael J. Sappington                             642,343                   179,857              1.6%          1.1%
Mark Sims                                       1,798,561                   503,598              4.4%          3.2%

----------------------------------
* Less than 1%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this prospectus upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those by any other person) and that are exercisable within 60 days from the date of this prospectus have been exercised.

(2) Based on 40,618,751 shares of common stock outstanding as of September 20, 1999.

(3) Assumes the sale of all shares being offered by the selling stockholder in this prospectus. This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

                              PLAN OF DISTRIBUTION

     We are registering all 723,987 shares on behalf of certain of our stockholders. All of the shares originally were issued by us with three transactions we entered into in August and September 1999, which are described under the caption "Selling Stockholders." The selling stockholders named in the table above, or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell the shares from time to time. In this document, we refer to all these people, collectively, as the "Selling Stockholders." The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

    - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

    - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

    -   an exchange distribution in accordance with the rules of such exchange,

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

    -   in privately negotiated transactions.

    To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

    The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

    Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Stockholders.

    The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

    We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

    - the name of each such Selling Stockholder and of the participating broker-dealer(s),

    -   the number of shares involved,

    -   the price at which such shares were sold,

    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

    - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

    -   other facts material to the transaction.

    In addition, upon being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

    We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.


                                 LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon for ISS by Brobeck, Phleger & Harrison LLP, Austin, Texas.

                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth on their report, which is incorporated by reference in this prospectus and in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

===============================================================================




We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.










                           -------------------------










                               TABLE OF CONTENTS




                                                                      PAGE
                                                                      ----
Where You Can Find More Information...................................   2
The Company...........................................................   2
Risk Factors..........................................................   3
Use of Proceeds.......................................................  11
Selling Stockholders..................................................  11
Plan of Distribution..................................................  12
Legal Matters.........................................................  13
Experts...............................................................  14
Table of Contents.....................................................  15




===============================================================================








                                ISS GROUP, INC.










                                 723,987 SHARES
                                       OF
                                  COMMON STOCK







                                 --------------
                                   PROSPECTUS
                                 --------------







                                      , 1999









===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant connection with the sale of common stock being registered. All amounts are estimates, except the SEC registration fee.


               SEC registration fee.......................    $ 5,681.76
               Nasdaq National Market listing fee.........     22,500.00
               Printing expenses..........................     10,000.00
               Legal fees and expenses....................     30,000.00
               Accounting fees and expenses...............      5,000.00
               Blue sky fees and expenses.................      1,000.00
               Miscellaneous..............................      2,000.00
                                                              ----------
                        Total.............................    $76,181.76
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eleventh of the registrant's charter provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 6.1 of the registrant's bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

         The registrant has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

         The registrant has purchased officers' and directors' liability insurance.

         The registrant has agreed to indemnify certain directors and officers against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"), pursuant to Section 7 of the Amended and Restated Rights Agreement.

ITEM 16.  EXHIBITS

    4.1* -- Specimen common stock certificate.

    5.1  -- Opinion of Brobeck, Phleger & Harrison LLP.

   23.1  -- Consent of Ernst & Young LLP.

   23.2 -- Consent of Brobeck, Phleger & Harrison LLP (included in the opinion filed as Exhibit 5.1).

   24.1 -- Power of attorney pursuant to which amendments to this registration statement may be filed (included on the signature page in Part II hereof).

---------------
    * Incorporated by reference to the registrant's registration statement on Form S-1, Registration No. 333-44529.

ITEM 17.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      to include any prospectus required by section 10(a)
                           (3) of the Securities Act;

                  (ii) to reflect in the Prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the charter or the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this day of September 22, 1999.

                                   ISS GROUP, INC.

                                   By: /s/ Richard Macchia
                                      -----------------------------------------
                                                   Richard Macchia
                                               Vice President and Chief
                                                  Financial Officer

    KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas E. Noonan and Richard Macchia and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                  NAME                                     TITLE                                  DATE

/s/ Thomas E. Noonan                      Chairman, President and Chief                     September 22, 1999
------------------------------------          Executive (Principal Executive Officer)
            Thomas E. Noonan


/s/ Christopher W. Klaus                  Chief Technology Officer, Secretary               September 22, 1999
------------------------------------          and Director
          Christopher W. Klaus


/s/ Richard Macchia                       Vice President and Chief Financial                September 22, 1999
------------------------------------           Officer (Principal Financial and
            Richard Macchia                    Accounting Officer)


/s/ Richard S. Bodman                     Director                                          September 22, 1999
------------------------------------
           Richard S. Bodman

/s/ Robert E. Davoli                      Director                                          September 22, 1999
------------------------------------
            Robert E. Davoli

/s/ Kevin J. O'Connor                     Director                                          September 22, 1999
------------------------------------
           Kevin J. O'Connor

/s/ David N. Strohm                       Director                                          September 22, 1999
------------------------------------
            David N. Strohm